Exhibit 99.1

FOR IMMEDIATE RELEASE Contacts: Liz Sharp, VP Investor Relations Smith & Wesson Holding Corporation lsharp@smith-wesson.com

Smith & Wesson Holding Corporation to Acquire

Battenfeld Technologies, Inc.

Acquisition Will Provide Broad, Established Platform

For Firearm Accessories Business

SPRINGFIELD, Mass., November 26, 2014 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in firearm manufacturing and design, today announced that it has signed a definitive agreement to acquire Battenfeld Technologies, Inc., an industry-leading provider of hunting and shooting accessories. The acquisition, which is expected to be accretive to Smith & Wesson gross margins, earnings per share, and cash generated in fiscal 2016, is expected to close in mid- to late December.

The agreement provides for Smith & Wesson to acquire Battenfeld Technologies for $130.5 million in cash, subject to certain adjustments. Based in a 145,000 square foot facility in Columbia, Missouri, Battenfeld Technologies develops and sells shooting, reloading, gunsmithing, and gun cleaning supplies under several popular, premium brands, including Caldwell® Shooting Supplies, Wheeler® Engineering, Tipton® Gun Cleaning Supplies, and Lockdown® Vault Accessories.

Battenfeld Technologies maintains a product development team that has an established track record of launching high-quality, innovative products across its brand portfolio. As a result, its products maintain a prominent position with several independent retailers as well as large sporting goods retailers, including Cabela’s, Bass Pro Shops, Dick’s Sporting Goods, and Gander Mountain. Battenfeld products are also available at internet retailers, including amazon.com and MidwayUSA.

Battenfeld Technologies was founded 22 years ago and since 2006 has generated a largely organic compound annual revenue growth rate in excess of 18%, fueled by sales of newly developed products. In addition to this strong organic growth, the company has also expanded by successfully acquiring small, specialty, hunting-related accessories companies, such as BOG-POD® and GoldenRod®.

James Debney, Smith & Wesson President and CEO, said, “Battenfeld Technologies provides us with a unique opportunity to acquire a thriving company that fits perfectly within our core firearm business. It also allows us to move more strongly into the hunting vertical as well as establish a strong platform for growth in our existing firearm accessories business, which has been a small but highly profitable part of our company. Most of the growth of Battenfeld Technologies has occurred organically, which is a testament to the robust product development capability that Jim Gianladis, the Chief Executive Officer of Battenfeld Technologies, and his team have established. That capability, combined with Battenfeld Technologies’ sophisticated sourcing and distribution infrastructure, should provide a solid framework for organic and inorganic growth as the new accessories division of Smith & Wesson. Our intention is that eventually all existing Smith & Wesson®, M&P®, and Thompson/Center Arms™ accessories will be housed within this new division. As we continue to expand further into the hunting category, we expect that our accessories businesses will benefit from Battenfeld Technologies’ sourcing and distribution efficiencies and established expertise in new product development.”

Jim Gianladis, who joined Battenfeld in 2007, will serve as the President of Battenfeld Technologies and will report directly to Debney. The Battenfeld Technologies management team and workforce, as well as its base of operations, will continue in Columbia, Missouri. Gianladis said, “We are very excited to join the team at Smith & Wesson. At Battenfeld Technologies, we have built a robust hunting and accessories business based upon our premium product quality and innovation. We believe that makes us a perfect fit for Smith & Wesson, a legendary company with an iconic brand, world-class products, and broad markets that span consumer, law enforcement, and international channels. Together, we have the opportunity to further expand our business and achieve a new level of success.”

The purchase price for Battenfeld Technologies will be paid using existing cash balances and cash from a $100 million draw on Smith & Wesson’s existing line of credit, which has been expanded to $125 million as a result of the company’s partial exercise of the accordion feature on that line of credit. Battenfeld Technologies is being acquired from Clearview Capital, a private equity firm based in Connecticut.

Due to its anticipated timing, the transaction is expected to have nominal impact on Smith & Wesson’s operational and financial results for the fiscal 2015 third quarter ending January 31, 2015. Without considering any revenue synergies, Smith & Wesson estimates that the acquisition will provide incremental revenue in its 2016 fiscal year in excess of $55 million and EBITDA margins on the incremental revenue in excess of 27%. The acquisition is also expected to be accretive to Smith & Wesson gross margins, earnings per share, and cash generated in fiscal 2016. Smith & Wesson will provide additional details and an update on the progress of the transaction during its fiscal second quarter earnings conference call, scheduled for December 4, 2014. Details of the conference call follow.

Cowen and Company, LLC is acting as exclusive financial advisor and Greenberg Traurig, LLP is acting as legal advisor to Smith & Wesson and its Board of Directors. Robert W. Baird & Co. is acting as exclusive financial advisor and Loeb and Loeb, LLP is acting as legal advisor to Battenfeld Technologies, Inc. and its owner.

Conference Call and Webcast

The company will host a conference call and webcast on December 4, 2014, to discuss its second quarter fiscal 2015 financial and operational results. Speakers on the conference call will include James Debney, President and Chief Executive Officer, and Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at 857-244-7308 and reference conference code 44133134. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality firearms, related products, and training to the global military, law enforcement, and consumer markets. The company’s brands include Smith & Wesson®, M&P®, and Thompson/Center Arms™. Smith & Wesson facilities are located in Massachusetts, Maine, and Connecticut. For more information on Smith & Wesson, call (800) 331-0852 or log on to www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include the timing and completion of our acquisition of Battenfeld Technologies, our ability to grow the accessories business and expand in the hunting category, the future operating structure of Battenfeld Technologies, our planned financing of the acquisition of Battenfeld Technologies, the accretive effect of the acquisition of Battenfeld Technologies, our estimated 2016 fiscal year revenue and EBITDA margins from the acquisition of Battenfeld Technologies, the framework for growth of our accessories business, the benefits from Battenfeld Technologies’ sourcing and distribution efficiencies and expertise in new product development, and the opportunity to further expand Battenfeld Technologies’ business and achieve a new level of success. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, but are not limited to, difficulties in the integration of Battenfeld Technologies with our company; the potential loss of key personnel, customers, or suppliers; any reduction in the sales of our products; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2014.